UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

CUE BIOPHARMA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Preliminary Copy—Subject to Completion May 29, 2019

21 Erie Street

Cambridge, MA 02139

June 18, 2019

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Cue Biopharma, Inc. to be held at 9:00 a.m., local time, on Tuesday, August 6, 2019, at 21 Erie Street, Cambridge, MA 02139.

We are using the “Notice and Access” method of providing proxy materials to you via the internet. We believe that this process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about June 18, 2019, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and vote electronically via the internet or by telephone. The Notice also contains instructions on how to receive a paper copy of your proxy materials.

We look forward to your attending either in person or by proxy. Further details regarding the matters to be acted upon at this meeting appear in the Notice and Proxy Statement. Please give this material your careful attention.

Very truly yours,

/s/ Daniel R. Passeri

Daniel R. Passeri

Chief Executive Officer, President and Director

Preliminary Copy—Subject to Completion May 29, 2019

CUE BIOPHARMA, INC.

21 Erie Street

Cambridge, MA 02139

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

to be held on August 6, 2019

To the Stockholders of Cue Biopharma, Inc.:

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders of Cue Biopharma, Inc., a Delaware corporation, will be held on 9:00 a.m., local time, on Tuesday, August 6, 2019 at 21 Erie Street, Cambridge, MA 02139 for the following purposes:

1.	To elect the nine nominees to the Board of Directors nominated by the Board of Directors.

2.	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for 2019.

3.	To approve an amendment to our Certificate of Incorporation to establish a classified Board of Directors initially consisting of nine members to be divided into three classes.

4.	To approve Amendment No. 1 to the Cue Biopharma, Inc. 2016 Omnibus Incentive Plan, which increases the number of shares that may be issued pursuant to incentive stock options thereunder.

5.	To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

In accordance with Securities and Exchange Commission rules, we are furnishing these proxy materials and our 2018 Annual Report to Stockholders via the internet. On or about June 18, 2019, we mailed to stockholders as of the record date a notice with instructions on how to access our annual meeting materials and submit your voting instructions via the internet, by mail or telephone.

Only stockholders of record at the close of business on June 10, 2019, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof. If you plan to attend the annual meeting and you require directions, please call us at (617) 949-2680.

If you have any questions or require any assistance with completing your proxy, please contact [●] by telephone at [●] or by email at [●].

By Order of the Board of Directors,

/s/ Colin Sandercock

Colin Sandercock

Senior Vice President, General Counsel and Secretary

Cambridge, Massachusetts

June 18, 2019

PROXY STATEMENT

i

CUE BIOPHARMA, INC.

21 Erie Street

Cambridge, MA 02139

PROXY STATEMENT

The Board of Directors (the “Board”) of Cue Biopharma, Inc. (the “Company,” “Cue Biopharma,” “we,” “us” or “our”) is providing these materials to you in connection with Cue Biopharma’s annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will take place on 9:00 a.m., local time, on Tuesday, August 6, 2019 at 21 Erie Street, Cambridge, MA 02139. This proxy statement and the form of proxy are being made available, and the Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed, to stockholders on or about June 18, 2019.

GENERAL INFORMATION

Why am I receiving these materials?

You have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

Pursuant to the “notice and access” rules adopted by the SEC, we have elected to provide stockholders access to our proxy materials over the internet. Accordingly, we sent the Notice to all of our stockholders as of the record date. The Notice includes instructions on how to access our proxy materials over the internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

What is a proxy?

The Board is asking for your proxy. This means you authorize persons selected by us to vote your shares at the Annual Meeting in the way that you instruct. All shares represented by valid proxies received before the Annual Meeting will be voted in accordance with the stockholder’s specific voting instructions.

What is included in these materials?

These materials include:

•	this proxy statement for the Annual Meeting; and

•	a proxy card for the Annual Meeting; and

•	the 2018 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2018.

What items will be voted on at the Annual Meeting?

There are four proposals scheduled to be voted on at the Annual Meeting:

•	the election of the nominees to the Board nominated by our Board of Directors;

•	the approval of an amendment to our Certificate of Incorporation to establish a classified Board of Directors initially consisting of nine members to be divided into three classes;

•	the approval of Amendment No. 1 to the Cue Biopharma, Inc. 2016 Omnibus Incentive Plan, which increases the number of shares that may be issued pursuant to incentive stock options thereunder; and

•	the ratification of the Audit Committee’s appointment of RSM US LLP (“RSM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

The Board is not aware of any other matters to be brought before the Annual Meeting. If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	FOR the nominees to the Board;

•	FOR the approval of the amendment to our Certificate of Incorporation to establish a classified Board of Directors initially consisting of nine members to be divided into three classes;

•	FOR the approval of Amendment No. 1 to the Cue Biopharma, Inc. 2016 Omnibus Incentive Plan, which increases the number of shares that may be issued pursuant to incentive stock options thereunder; and

•	FOR the ratification of the Audit Committee’s appointment of RSM as our independent registered public accounting firm for 2019.

Who can attend the Annual Meeting?

Admission to the Annual Meeting is limited to:

•	stockholders as of the close of business on June 10, 2019 (the “record date”);

•	holders of valid proxies for the Annual Meeting; and

•	our invited guests.

Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date.

When is the record date and who is entitled to vote?

The Board set June 10, 2019 as the record date. All record holders of Cue Biopharma common stock as of the close of business on that date are entitled to vote. Each share of common stock is entitled to one vote.

What is a stockholder of record?

A stockholder of record or registered stockholder is a stockholder whose ownership of Cue Biopharma stock is reflected directly on the books and records of our transfer agent, Corporate Stock Transfer, Inc. If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization. We only have access to stock ownership information for registered stockholders. If you are not a stockholder of record, we will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your Notice or voting instruction card. As described below, if you are not a stockholder of record, you will not be able to vote your shares unless you have a proxy from the stockholder of record authorizing you to vote your shares.

How do I vote?

You may vote by any of the following methods:

•

In person. Stockholders of record and beneficial stockholders with shares held in street name may vote in person at the meeting. If you hold shares in street name, you must also obtain a proxy from the stockholder of record authorizing you to vote your shares.

•	By mail (if you received a paper copy of the proxy materials by mail). Stockholders of record may vote by signing and returning the proxy card provided.

•

By submitting your proxy by phone or via the Internet. You may submit your voting instructions by proxy, by phone or via the Internet by following the instructions provided in the Notice or the proxy card included with a paper copy of the proxy statement.

•	Beneficial owners of shares held in “street name.” You may vote by following the voting instructions provided to you by your bank or broker.

How can I change or revoke my vote?

If you are a stockholder of record, you may change or revoke your proxy any time before it is voted at the Annual Meeting by:

•	timely delivering a properly executed, later-dated proxy or submitting a proxy with new voting instructions using the telephone or internet voting system;

•	delivering a written revocation of your proxy to our Secretary at our principal executive offices; or

•	voting in person at the meeting.

If you hold your shares beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker or nominee following the instructions they provide.

What happens if I do not give specific voting instructions?

Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The election of directors (“Proposal 1”), the approval of the amendment to our Certificate of Incorporation to establish a classified Board of Directors (“Proposal 2”), and the approval of Amendment No. 1 to the Cue

Biopharma, Inc. 2016 Omnibus Incentive Plan (“Proposal 3”) are considered to be non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 2 and 3.

The ratification of the appointment of RSM as our independent registered public accounting firm for 2019 (“Proposal 4”) is considered to be a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, so we do not expect there to be any broker non-votes with respect to Proposal 4.

What is the quorum for the Annual Meeting?

The presence in person or by proxy of the holders representing not less than one-third in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum entitled to vote is necessary for the transaction of business at the Annual Meeting. This is called a quorum.

What is the voting requirement to approve each of the proposals?

The following are the voting requirements for each proposal:

•	Proposal 1: Election of Directors. The nine nominees receiving the highest number of votes cast will be elected as directors.

•

Proposal 2: Approval of an Amendment to our Certificate of Incorporation to Establish a Classified Board of Directors. The Amendment to our Certificate of Incorporation to Establish a Classified Board of Directors requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares of common stock of the Company.

•

Proposal 3: Approval of Amendment No. 1 to the Cue Biopharma, Inc. 2016 Omnibus Incentive Plan. Amendment No. 1 to the Cue Biopharma, Inc. 2016 Omnibus Incentive Plan to increase the number of shares that may be issued pursuant to incentive stock options thereunder may be approved by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Company which are present in person or by proxy and entitled to vote thereon.

•

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm. The Audit Committee’s appointment of RSM as our independent registered public accounting firm for 2019 may be ratified by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Company which are present in person or by proxy and entitled to vote thereon.

How are abstentions and broker non-votes treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present at the Annual Meeting. Broker non-votes will have the effect of a vote AGAINST Proposal 2, and will have no effect on Proposals 1 and 3. Broker non-votes will not occur with respect to Proposal 4.

Abstentions will be counted as votes present and entitled to vote on the proposals considered at the Annual Meeting and, therefore, will have the effect of votes against Proposals 2, 3 and 4. Abstentions will have no effect on the proposal regarding the election of directors.

Who pays for solicitation of proxies?

The Company is paying the cost of soliciting proxies and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to soliciting the proxies by mail, certain of our directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email. We have engaged [●] as our stockholder advisor and proxy solicitation agent and will pay fees of approximately $[●], plus certain out of pocket expenses to [●] to assist us with the solicitation of proxies.

Where can I find the voting results of the Annual Meeting?

We will announce voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2020 annual meeting of stockholders?

Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials. Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2020 annual meeting of stockholders must be received by January 2, 2020. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the Company’s Secretary at P.O. Box 390509, Cambridge, Massachusetts 02139.

Requirements for Stockholder Proposals to Be Brought Before the 2020 Annual Meeting of Stockholders. Notice of any director nomination or other proposal that you intend to present at the 2020 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2020 annual meeting of stockholders, must be delivered to the Company’s Secretary at P.O. Box 390509, Cambridge, Massachusetts 02139 not earlier than the close of business on February 12, 2020 and not later than the close of business on March 13, 2020. In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2020 annual meeting of stockholders.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our voting stock as of May 1, 2019 by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of any class of our voting stock;

•	each executive officer included in the Summary Compensation Table below;

•	each of our directors;

•	each person nominated to become director; and

•	all executive officers, directors and nominees as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o Cue Biopharma, Inc. at 21 Erie Street, Cambridge, Massachusetts 02139. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below.

Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of stock which a person has the right to acquire (i.e., by the exercise of an option or warrant) within 60 days after May 1, 2019 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The applicable percentage of common stock as of May 1, 2019 is based upon 20,783,246 shares outstanding on that date.

Name and Address of Beneficial Owner	Common Stock		Shares Underlying Options	Shares Underlying Warrants	Number of Shares Beneficially Owned	Percentage of Class
Directors and Executive Officers
Daniel R. Passeri	47,600		390,458	—	438,058	2.1%
Colin Sandercock	—		121,250	—	121,250	*
Anish Suri	2,000		117,500	—	119,500	*
Anthony DiGiandomenico(1)	57,000		8,000	—	65,000	*
Frederick Driscoll	—		6,250	—	6,250	*
Cameron Gray	667,500		8,000	253,606	929,106	4.4%
Peter Kiener	—		109,152	—	109,152	*
Chris Marlett(2)	1,106,575		8,000	601,841	1,716,416	8.0%
Steven McKnight	—		83,552	—	83,552	*
Frank Morich	—		6,250	—	6,250	*
Barry Simon	—		83,552	—	83,552	*
Directors and Executive Officers as a group (13 persons)	1,883,675		1,070,089	855,447	3,809,211	16.8%

Five Percent Stockholders
MDB Capital Group, LLC(3)	1,007,973		—	601,841	1,609,814	7.5%
Peter A. Appel(4)	1,522,222	(5)	—	—	1,522,222	7.3%

*	Less than one percent.
(1)

This row does not include shares owned by MDB Capital Group, LLC (“MDB”), of which Mr. DiGiandomenico holds a 24.99% ownership stake but no dispositive or voting power over Cue Biopharma shares held by MDB.

(2)

Includes 89,602 shares owned by the Christopher A. Marlett Living Trust, of which Mr. Marlett is sole trustee, and securities owned by MDB, of which Mr. Marlett is Chief Executive Officer and a co-founder. Mr. Marlett has sole voting and dispositive power with respect to these shares. Mr. Marlett disclaims any beneficial ownership of the shares included in the table above except to the extent of his pecuniary interests therein, and this proxy statement shall not be deemed an admission that Mr. Marlett is the beneficial owner of such securities.

(3)	The address of MDB is 2425 Cedar Springs Road, Dallas, Texas 75201.
(4)	The address of Peter A. Appel is 3505 Main Lodge Drive, Coconut Grove, Florida 33133.
(5)	Based solely on the Schedule 13G filed on February 13, 2018 by Peter A. Appel.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of nine members. Upon the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, the Board has nominated the nine current directors for election at the Annual Meeting to hold office until the next annual meeting of stockholders and the election of their successors.

Shares represented by all proxies received by the Board and not marked so as to withhold authority to vote for any individual nominee will be voted FOR the election of the nominees named below. The Board knows of no reason why any nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR THE NOMINEES LISTED BELOW

The following table sets forth the nominees to be elected at the Annual Meeting, the year such director was first elected as a director, and the positions currently held by each director with the Company.

Nominee’s or Director’s Name	Year First Became Director	Position with the Company
Daniel R. Passeri	2016	Chief Executive Officer, President and Director
Barry Simon	2016	Chairman
Anthony DiGiandomencio	2015	Director
Frederick Driscoll	2018	Director
Cameron Gray	2015	Director
Peter A. Kiener	2016	Director
Christopher Marlett	2015	Director
Steven McKnight	2016	Director
Frank Morich	2018	Director

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

Set forth below is background information for each current director and nominee for director, as well as information regarding additional experience, qualifications, attributes or skills that led the Board of Directors to conclude that such director or nominee should serve on the Board.

Daniel R. Passeri, age 58, joined Cue Biopharma in August 2016 as our Chief Executive Officer and President. He served as a director of Curis, Inc. (Nasdaq: CRIS) (“Curis”), a biotechnology company seeking to develop and commercialize drug candidates for the treatment of cancer, from September 2001 to June 2016. Mr. Passeri previously served as Chief Executive Officer of Curis from September 2001 until June 2014 and as Vice Chairman of its board of directors from June 2014 to June 2016, and additionally held the title of President from September 2001 to February 2013. Previously, from November 2000 to September 2001, Mr. Passeri served as the Senior Vice President, Corporate Development and Strategic Planning of Curis. From December 2014 to June 2015, Mr. Passeri served as Chief Officer of Technology Management and Business Development of the Jackson Laboratory for Genomic Medicine. From March 1997 to November 2000, Mr. Passeri was employed by GeneLogic Inc., a biotechnology company, most recently as Senior Vice President, Corporate Development and Strategic Planning. From February 1995 to March 1997, Mr. Passeri was employed by Boehringer Mannheim, a pharmaceutical, biotechnology and diagnostic company, as Director of Technology Management. Mr. Passeri received a J.D. from the National Law Center at George Washington University, an M.Sc. in biotechnology from the Imperial College of Science, Technology and Medicine at the University of London and a B.S. in biology from Northeastern University.

Mr. Passeri’s qualifications to serve as a director of Cue Biopharma include his extensive service and experience as a director and executive officer of a public company as well as his extensive experience in corporate strategy and development, intellectual property strategy and oversight, and technology licensing, as each of these elements are critical to our overall business strategy.

Barry Simon, age 54, joined our board of directors in March 2016 and has served as Chairman since September 2018. Since 2008, Dr. Simon has served as a director for Nantkwest Inc. and served as its President and Chief Executive Officer from 2007 to 2015 and presently serves as its President and Chief Administrative Officer. He has also served as a Director for Viracta Therapeutics since July 2017 and as chairman of the board and Chief Executive Officer for Brink Biologics since March 2015. Previously, Dr. Simon held Vice President, senior level and advisory positions at F. Hoffmann-La Roche (VTX: ROG), a global healthcare company, Roche Labs, a pharmaceuticals company, Connetics Corporation (NASDAQ: CNCT), a specialty pharmaceutical company, Immunomedics (NASDAQ: IMMU), a biopharmaceutical company, Immusol, a biopharmaceutical company, HealthPro BioVentures, LLC, a healthcare and life sciences investment bank and NorthSound Capital, LLC, a U.S.-based hedge fund. Dr. Simon has broad experience in the public and private settings, having led product and portfolio divestitures and acquisitions, strategic licensing and joint ventures, as well as commercial product launches, IND & BLA regulatory filings, human-enabling programs, manufacturing, quality control and life cycle management. Dr. Simon has worked across several therapeutic areas including oncology, virology, ophthalmology and dermatology on products launches including Xeloda®, Pegasys®, Fortovase®, Tamiflu®, Camptobell®, Boniva®, Fuzeon®, Valcyt®, and Accutane®. Dr. Simon has attended corporate training programs by the London School of Business and the Amos Tuck School of Business at Dartmouth College. Dr. Simon is clinically trained in Infectious Diseases, Anesthesiology and Internal Medicine and received his M.D. from the SUNY Downstate, Health Sciences Center in New York. Dr. Simon’s many years of management and director experience make him well-qualified to serve on our board of directors as Chairman.

Anthony DiGiandomenico, age 52, joined our board of directors in June 2015. He has also served on the board of directors of ENDRA Life Sciences Inc. (Nasdaq: NDRA), a developer of enhanced ultrasound technology, since July 2013. Since he co-founded MDB in 1997, Mr. DiGiandomenico has been enabling investment into early-stage disruptive technologies. He has worked alongside a wide range of companies in the biotechnology, medical devices, high technology, and renewable energy spaces. Mr. DiGiandomenico holds an MBA from the Haas School of Business at the University of California, Berkeley and a BS in Finance from the University of Colorado. Mr. DiGiandomenico’s financial expertise, general business acumen and significant executive leadership experience position him well to make valuable contributions to our board of directors.

Frederick Driscoll, age 68, joined our board of directors in June 2018. Mr. Driscoll served as Chief Financial Officer at Flexion Therapeutics from 2013 to 2017, spearheading an initial public offering in 2014. Prior to joining Flexion, he was Chief Financial Officer at Novavax, Inc., a publicly traded biopharmaceutical company, from 2009 to 2013. From 2008 to 2009, Mr. Driscoll served as Chief Executive Officer of Genelabs Technologies, Inc., a publicly traded biopharmaceutical and diagnostics company later acquired by GlaxoSmithKline. He previously served as Genelabs’ Chief Financial Officer from 2007 to 2008. From 2000 to 2006, Mr. Driscoll served as Chief Executive Officer at OXiGENE, Inc., a biopharmaceutical company. Mr. Driscoll has also served as Chairman of the Board and Audit Committee Chair at OXiGENE and as a member of the Audit Committee for Cynapsus, which was sold to Sunovion Pharmacuticals in 2016. Mr. Driscoll earned a Bachelor’s degree in accounting and finance from Bentley University. Mr. Driscoll is also a member of the board of directors of, Cellectar Biosciences Inc. (Nasdaq: CLRB), MEI Pharma Inc. (Nasdaq: MEIP) and NantKwest Inc. (Nasdaq: NK). Mr. Driscoll’s extensive industry, executive, board experience and financial expertise position him well to serve as a member of our board of directors.

Cameron Gray, Ph.D., J.D., age 48, has been a member of our board of directors since January 2015 and served as our Chief Executive Officer from January 2015 to August 2016. He is also a Managing Director at MDB. Dr. Gray has been with MDB since September 2013. Prior to joining MDB, Dr. Gray served as Chief Executive Officer and a member of the board of directors of Endeavor IP, Inc., an intellectual property services and patent licensing company, from May 2013 through January 2014. He was self-employed from January 2012 through May 2013 and prior to that he was Senior Vice President at ICAP Patent Brokerage, LLC where he managed its life sciences and Asia Pacific businesses from January 2009 through January 2012. Dr. Gray has a Juris Doctor degree from George Washington University School of Law, a Ph.D. in biophysics from the University of Virginia, and a Bachelor of Arts degree in physics from Princeton University. Dr. Gray’s extensive industry, executive and board experience position him well to serve as a member of our board of directors.

Peter A. Kiener, age 67, joined our board of directors in March 2016. Dr. Kiener served as the Chief Scientific Officer and Head of Research and Development of Sucampo Pharmaceuticals, Inc. (“Sucampo”), a global biopharmaceutical company, from October 2014 to February 2018. Prior to joining Sucampo, Dr. Kiener served as the Chief Scientific Officer of Ambrx, Inc., a clinical-stage biopharmaceutical company focused on the development of antibody-drug conjugates since 2013. From 2009 to 2013, he was President and co-founder of Zyngenia Inc., an early-stage biopharmaceutical company. Dr. Kiener holds a Bachelor’s Degree in Chemistry from the University of Lancaster and a Doctorate of Philosophy in Biochemistry from the University of Oxford. Dr. Kiener’s extensive executive leadership experience and his in-depth knowledge of the biopharmaceutical industry make him well qualified to serve on our board of directors.

Christopher Marlett, age 54, joined our board of directors in June 2015. Mr. Marlett is, and has been since 1997, the Chief Executive Officer and a co-founder of MDB. He also served on the board of directors of theMaven, Inc., a developer of a network of professionally-managed online media channels, from April 2008 to February 2018. Mr. Marlett has over twenty-seven years of investment banking experience, including all phases of corporate finance, such as the completion of initial public offerings, secondary offerings, PIPEs and strategic consulting. He holds a Bachelor of Science degree in Business Administration from the University of Southern California. Mr. Marlett’s leadership and financial experience position him well to serve as a member of our board of directors.

Steven McKnight, age 69, joined our board of directors in March 2016. Dr. McKnight is the founder and chairman of the Scientific Advisory Board of Peloton Therapeutics, Inc., a clinical-stage biotechnology company that discovers and develops first-in-class, small molecule cancer therapies targeting unexploited molecular vulnerabilities. He also serves as a professor in the Department of Biochemistry at UT Southwestern Medical Center, where he has led an active research laboratory since 1996. He is a member of the National Academy of Sciences, the National Academy of Medicine, and the American Academy of Arts and Sciences. Dr. McKnight holds a B.S. in Biology from The University of Texas at Austin and a Ph.D. in Biology from the University of Virginia. His academic accomplishments and pertinent research experience position him well to serve on our board of directors.

Frank Morich, age 65, joined our board of directors in July 2018. Dr. Morich serves as a consultant in the life sciences and health care industries. Dr. Morich has been a member of the supervisory board of MorphoSys AG (Nasdaq: MOR), a late-stage, biopharmaceutical company, since 2015. From 2011 to 2014, Dr. Morich served as Chief Commercial Officer at Takeda Pharmaceutical, a global pharmaceutical company, and from 2010 to 2011, he served as Executive Vice President International Operations at Takeda. From 2008 to 2010, Dr. Morich served as Chief Executive Officer of NOXXON Pharma AG, a clinical-stage drug development company, and from 2005 to 2007 he served as Chief Executive Officer and member of the board of directors of Innogenetics N.V., an international in vitro diagnostics company. During 2004 Dr. Morich served as Chief Executive Officer and Chairman of the Executive Board of AM Pharma B.V., a clinical-stage drug development company. Prior to that, Dr. Morich held several positions at Bayer, a global pharmaceutical and life sciences company, including member of the board of management of Bayer AG, head of global product development and head of research and development. Dr. Morich graduated in medical studies at the University of Marburg, Germany. Dr. Morich’s 35 years of experience in the life sciences and health care industries and extensive executive leadership experience make him well qualified to serve on our board of directors.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Set forth below is background information relating to our executive officers:

Name	Age	Position
Daniel R. Passeri	58	Chief Executive Officer, President and Director
Ken Pienta, M.D.	59	Chief Medical Officer
Colin G. Sandercock	62	Senior Vice President, General Counsel and Secretary
Anish Suri	46	Chief Scientific Officer
Kerri-Ann Millar	50	Vice President, Finance

Daniel R. Passeri is discussed above under Information Concerning Directors and Nominees for Director.

Ken Pienta, M.D. joined Cue Biopharma in April 2017 as our Chief Medical Officer. He is currently the Donald S. Coffey Professor of Urology and Professor of Oncology and Pharmacology and Molecular Sciences at the Johns Hopkins University School of Medicine and serves as the Director of Research for the Brady Urological Institute. He previously served as a director of Curis from March 2013 to May 2017. From 1995 to 2013, Dr. Pienta was the Director of the Prostate Specialized Program of Research Excellence (SPORE) at The University of Michigan. He is a two-time American Cancer Society Clinical Research Professor Award recipient, is the author of more than 450 peer-reviewed articles, and has been the principle investigator on numerous local and national clinical trials. Dr. Pienta received a B.A. and an M.D. from the Johns Hopkins University.

Colin G. Sandercock has been our Senior Vice President, General Counsel and Secretary since December 2017. Prior to joining Cue Biopharma, he was a partner at Perkins Coie LLP since July 2010, practicing in the areas of patent litigation, procurement, management and enforcement of domestic and foreign patent portfolio, licensing disputes, trademark disputes, and opinions relating to infringement, validity and freedom to operate. Mr. Sandercock holds a B.S. from Moravian College, an M.S.E. from the University of Pennsylvania and a J.D. from Catholic University, Columbus School of Law.

Anish Suri has been our Chief Scientific Officer since May 14, 2018. Prior to joining Cue Biopharma, he has held roles of increasing responsibility at Janssen Pharmaceutical Companies of Johnson & Johnson (“Janssen”), most recently as Senior Director at Janssen Immunosciences in Beerse, Belgium since January 2015 and, prior to that, as Scientific Director since 2013. His core responsibilities have included providing strategic leadership and guidance for new initiatives focused on parsing the specificity and diversity of the immune repertoire to enable antigen-specific immuno-therapies and related applications in cancer immunity; tolerogenic approaches for autoimmune diseases; and harnessing immune-monitoring to enable a deeper understanding of transition states from health to disease. Dr. Suri joined Janssen from Bristol-Myers Squibb (“BMS”) in 2013, where he was responsible for providing strategic guidance to immuno-oncology and immunology drug-discovery programs. Prior to BMS, Dr. Suri was an Assistant Professor of Pathology and Immunology at Washington University School of Medicine, St. Louis. Dr. Suri received his Ph.D. in Immunology from Washington University in St. Louis.

Kerri-Ann Millar became the Company’s Vice President, Finance on May 1, 2018. Ms. Millar joined Cue Biopharma in September 2017 as Corporate Controller. Prior to joining Cue Biopharma, Ms. Millar served as Corporate Controller of Flexion Therapeutics, Inc., a biopharmaceutical company focused on the development of local therapies for the treatment of patients with musculoskeletal conditions, such as osteoarthritis, from March 2014 to September 2017. From May 2005 to March 2014, Ms. Millar served as Finance Specialist for Curis, Inc., a biotechnology company focused on treatments for cancer. Ms. Millar holds a B.S. in Accounting and Finance from Boston University and is a Certified Public Accountant.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Director Independence

Our Board of Directors has determined that each of Frederick Driscoll, Peter Kiener, Steven McKnight, Frank Morich and Barry Simon are “independent directors” as such term is defined by Nasdaq Marketplace Rule 5605(a)(2).

Board Leadership Structure

The Board of Directors has an independent chairman, meaning that the positions of chairman of the Board of Directors and Chief Executive Officer are not held by a single individual. The Board of Directors believes that having an independent chairman ensures that management is subject to independent and objective oversight and the independent directors have an active voice in the governance of the Company.

Policy Governing Security Holder Communications with the Board of Directors

Security holders who wish to communicate directly with the Board, the independent directors of the Board or any individual member of the Board may do so by sending such communication by certified mail addressed to the Chairman of the Board, the entire Board of Directors, to the independent directors as a group or to the individual director or directors, in each case, c/o Secretary, Cue Biopharma, Inc., P.O. Box 390509, Cambridge, Massachusetts 02139. The Secretary reviews any such security holder communication and forwards relevant communications to the addressee.

Employee, Officer and Director Hedging

Pursuant to the Company’s Insider Trading Policy, directors, officers, employees and and/or consultants of the Company and its affiliates, as well as any immediate family members sharing the household of any of the foregoing are prohibited from engaging in transactions in publicly traded options, such as puts, calls and other derivative securities, relating to the Company. This prohibition also extends to various forms of hedging transactions or monetization transactions, such as zero-cost collars and forward sale contracts, as they involve the establishment of a short position in the Company’s securities.

Policies Regarding Director Nominations

The Board has delegated to its Corporate Governance and Nominating Committee responsibility for establishing membership criteria for the Board, identifying individuals qualified to become directors consistent with such criteria and recommending the director nominees.

The Corporate Governance and Nominating Committee is responsible for, among other things: (1) recommending to the Board persons to serve as members of the Board and as members of and chairpersons for the committees of the Board, (2) considering the recommendation of candidates to serve as directors submitted from the stockholders of the Company, (3) assisting the Board in evaluating the Board’s and its committees’ performance, (4) advising the Board regarding the appropriate board leadership structure for the Company, (5) reviewing and making recommendations to the Board on corporate governance and (6) reviewing the size and composition of the Board and recommending to the Board any changes it deems advisable.

The Board seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. The Corporate Governance and Nominating Committee has not set specific, minimum qualifications that must be met by director candidates. Rather, in determining candidates to recommend to the Board to serve as members of the Board, the Corporate

Governance and Nominating Committee will consider, among other things, whether a candidate is of the highest ethical character and shares the Company’s values and whether the candidate’s reputation, both personal and professional, is consistent with the image and reputation of the Company. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. However, the Corporate Governance and Nominating Committee does not have a formal policy concerning the diversity of the Board.

Procedures for Recommendation of Director Nominees by Stockholders

The policy of the Corporate Governance and Nominating Committee is to consider properly submitted stockholder recommendations for director candidates. To submit a recommendation to the Corporate Governance and Nominating Committee for director nominee candidates, a stockholder must make such recommendation in writing and include:

•	the name and address of the stockholder making the recommendation, as they appear on our books and records, and of such record holder’s beneficial owner, if any;

•

the class and number of shares of our equity that are owned beneficially and held of record by such stockholder and such beneficial owner, including all “synthetic equity instruments” (e.g., derivatives, swaps, hedges, etc.), voting rights, rights to fees, dividends, or other material rights;

•	the name of the individual recommended for consideration as a director nominee;

•	full biographical information concerning the director candidate, including a statement about the candidate’s qualifications;

•

a description of all arrangements or understandings (whether or not in writing) among such stockholder or such beneficial owner and any other person or persons pursuant to which the recommendation is being made;

•	why such recommended candidate meets our criteria and would be able to fulfill the duties of a director;

•	how the recommended candidate meets applicable independence requirements established by the SEC and Nasdaq;

•	the recommended candidate’s beneficial ownership in our securities;

•

any relationships between the recommended candidate and us or any of our competitors, customers or suppliers, labor unions or other persons with special interests regarding the Company which may constitute a conflict of interest; and

•

all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board of Directors and elected.

Recommendations must be sent to the Chairman of the Corporate Governance and Nominating Committee, c/o Secretary, Cue Biopharma, Inc., P.O. Box 390509, Cambridge, Massachusetts 02139. The Secretary must receive any such recommendation for nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that with respect to a special meeting of stockholders called by us for the purpose of electing directors to the Board of Directors, the Secretary must receive any such recommendation not earlier than the 120th day prior to such special meeting nor later than the later of (1) the close of business on the 90th day prior to such special meeting or (2) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. We will promptly forward any such nominations to the Corporate Governance and Nominating Committee. Once the Corporate Governance and

Nominating Committee receives a recommendation for a director candidate, such candidate will be evaluated in the same manner as other candidates and a recommendation with respect to such candidate will be delivered to the Board of Directors.

Policy Governing Director Attendance at Annual Meetings of Stockholders

Each director is encouraged to attend the Annual Meeting of stockholders in person. Our last annual meeting of stockholders was held on June 12, 2018. All of our directors serving at the time attended last year’s annual meeting.

Code of Ethics

We have in place a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our directors, officers and employees. The Code of Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications that we make;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the Code of Ethics to an appropriate person identified in the Code of Ethics; and

•	accountability for adherence to the Code of Ethics.

A current copy of the Code of Ethics is available at www.cuebiopharma.com. A copy may also be obtained, free of charge, from us upon a request directed to Cue Biopharma, Inc., P.O. Box 390509, Cambridge, Massachusetts 02139, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the Code of Ethics required to be disclosed by applicable SEC rules by posting such information on our website available at www.cuebiopharma.com and/or in our public filings with the SEC.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

Our bylaws state that the number of directors constituting the entire Board of Directors shall consist of one or more members to be determined by resolution of a majority of the whole Board and that the Board has the authority to increase the number of directors, fill any vacancies on the Board and to decrease the number of directors. The number of directors currently fixed by our Board is nine.

Our Board of Directors met 11 times during the year ended December 31, 2018. No director attended less than 75 percent of all meetings of the Board and applicable committee meetings in 2018 held during the period for which he was a director. The Board of Directors currently has standing Audit, Compensation, Corporate Governance and Nominating, Corporate Development and Science and Technology Strategy Committees. The Board and each standing committee retains the authority to engage its own advisors and consultants. Each committee has a charter that has been approved by the Board of Directors. Copies of the Audit, Compensation and Corporate Governance and Nominating Committee charters are available at www.cuebiopharma.com. Each committee reviews the appropriateness of its charter annually or at such other intervals as each committee determines.

The following table sets forth the current members of the Audit, Compensation, Corporate Governance and Nominating, Corporate Development and Science and Technology Strategy Committees of the Board:

Name	Audit	Compensation	Corporate Governance and Nominating	Corporate Development Committee	Science and Technology Strategy Committee
Peter Kiener	X	X	X	X	Chair
Steven McKnight		Chair		X	X
Barry Simon	X	X	Chair
Frederick Driscoll	Chair		X
Frank Morich				Chair	X
Cameron Gray				X	X

Committees

Audit Committee. Our Audit Committee consists of Mr. Driscoll, Dr. Kiener and Dr. Simon. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the Nasdaq director independence standards and applicable rules of the SEC for audit committee members. The Board of Directors has elected Mr. Driscoll as Chairperson of the Audit Committee and has determined that he qualifies as an “audit committee financial expert” under the rules of the SEC. The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information. The Audit Committee (1) reviews, monitors and reports to the Board of Directors on the adequacy of the Company’s financial reporting process and system of internal controls over financial reporting, (2) has the ultimate authority to select, evaluate and replace the independent auditor and is the ultimate authority to which the independent auditors are accountable, (3) in consultation with management, periodically reviews the adequacy of the Company’s disclosure controls and procedures and approves any significant changes thereto, (4) provides the audit committee report for inclusion in our proxy statement for our annual meeting of stockholders and (5) recommends, establishes and monitors procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee met 4 times in 2018.

Compensation Committee. Our Compensation Committee presently consists of Dr. Kiener, Dr. McKnight and Dr. Simon, each of whom is a non-employee director as defined in Rule 16b-3 of the Exchange Act. The

Board has also determined that each member of the Compensation Committee is also an independent director within the meaning of Nasdaq’s director independence standards. Mr. McKnight serves as Chairperson of the Compensation Committee. The Compensation Committee (1) discharges the responsibilities of the Board of Directors relating to the compensation of our directors and executive officers, (2) oversees the Company’s procedures for consideration and determination of executive and director compensation, and reviews and approves all executive compensation, and (3) administers and implements the Company’s incentive compensation plans and equity-based plans. The Compensation Committee met 3 times in 2018.

Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee consists of Mr. Driscoll, Dr. Kiener, Dr. Morich and and Dr. Simon. The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is an independent director within the meaning of the Nasdaq director independence standards and applicable rules of the SEC. Dr. Simon serves as Chairperson of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee (1) recommends to the Board of Directors persons to serve as members of the Board of Directors and as members of and chairpersons for the committees of the Board of Directors, (2) considers the recommendation of candidates to serve as directors submitted from the stockholders of the Company, (3) assists the Board of Directors in evaluating the performance of the Board of Directors and the Board committees, (4) advises the Board of Directors regarding the appropriate board leadership structure for the Company, (5) reviews and makes recommendations to the Board of Directors on corporate governance and (6) reviews the size and composition of the Board of Directors and recommends to the Board of Directors any changes it deems advisable. The Corporate Governance and Nominating Committee met 3 times in 2018.

Corporate Development Committee. Our Corporate Development Committee consists of Dr. Gray, Dr. Kiener, Dr. McKnight and Dr. Morich. Dr. Morich serves as Chairperson of the Corporate Development Committee. The Corporate Development Committee (1) fosters alignment between the Company’s scientific and corporate goals including with respect to research and development, business development, capital management and commercialization activities and (2) aligns the Company’s priorities in such areas.

Science and Technology Strategy Committee. Our Science and Technology Strategy Committee consists of Dr. Gray, Dr. Kiener, Dr. McKnight and Dr. Morich. Dr. Kiener serves as Chairperson of the Science and Technology Strategy Committee. The Science and Technology Strategy Committee (1) assists the Board in providing counsel to the Company’s senior management regarding the Company’s scientific research and development strategies, programs and activities including assessments of strengths, weaknesses/gaps, opportunities and threats faced by the Company, (2) advises the Board with respect to strategic and tactical scientific issues and (3) facilitates development of the Company’s scientific strategy and in conjunction with the Corporate Development Committee makes recommendations to the Board regarding corporate positioning and technology status.

Role of the Board of Directors in Risk Oversight

Enterprise risks are identified and prioritized by management and the Board receives periodic reports from the Company’s head of compliance regarding the most significant risks facing the Company. These risks include, without limitation, the following:

•	risks and exposures associated with strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects or reputation;

•

risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters;

•	risks and exposures relating to corporate governance, and management and director succession planning; and

•	risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of Frederick Driscoll, Peter Kiener and Barry Simon. None of the current or former members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee meets the independence requirements promulgated by The Nasdaq Stock Market and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and has discussed them with both management and RSM US LLP (“RSM”), the Company’s independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with RSM its independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered and discussed the compatibility of non-audit services provided by RSM with that firm’s independence.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report.

Respectfully submitted by the Audit Committee.

THE AUDIT COMMITTEE:

Frederick Driscoll, Chair

Peter Kiener

Barry Simon

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Our compensation philosophy is to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances. The principal elements of our executive compensation program have to date included base salary and long-term equity compensation in the form of stock options. We believe successful long-term Company performance is more critical to enhancing stockholder value than short-term results. For this reason and to conserve cash and better align the interests of management and our stockholders, we emphasize long-term performance-based equity compensation over base annual salaries.

The following table sets forth information concerning the compensation earned by the individual that served as our Principal Executive Officer during 2018 and our two most highly compensated executive officers other than the individual who served as our Principal Executive Officer during 2018 (collectively, the “named executive officers”):

Summary Compensation Table

Name and Principal Position	Year		Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(4)	TOTAL ($)
Daniel R. Passeri	2018		345,000	103,500	381,163	4,195	833,858
Chief Executive Officer, President	2017		325,000	81,218	—	4,153	406,218
Colin Sandercock	2018		275,000	55,000	—	220	330,220
Senior Vice President, General Counsel and Secretary	2017	(2)	22,917	6,248	1,208,659	—	1,237,824
Anish Suri	2018	(3)	207,863	106,500	2,854,488	53,085	3,221,156
Chief Scientific Officer

(1)

The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see note 8 to our audited financial statements included with our annual report on Form 10-K for the year ended December 31, 2018 filed with the SEC.

(2)	Represents a partial year of employment. Mr. Sandercock joined us in December 2017.
(3)	Represents a partial year of employment. Mr. Suri joined us in May 2018.
(4)	The amounts shown in this column indicate parking fees, executive disability benefits and/or housing and relocation expenses paid by the Company.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers as of December 31, 2018.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Daniel R. Passeri	272,366	272,366	(1)			2.86	8/29/2023
Chief Executive Officer				100,000	(2)	11.54	7/23/2025
Colin Sandercock	37,500	112,500	(3)			7.50	12/27/2024
Senior Vice President, General Counsel and Secretary				100,000	(2)	7.50	12/27/2024
Anish Suri	31,250	218,750	(4)			14.32	5/14/2025
Chief Scientific Officer	2,500	17,500	(4)			8.26	8/14/2025
				100,000	(2)	11.54	7/23/2025

(1)	These unvested options vest in four equal semi-annual installments on February 28 and August 28 of 2019 and 2020.
(2)	These unvested options shall vest based upon the achievement of certain performance based vesting conditions.
(3)	These unvested options vest in six equal semi-annual installments on June 5 and December 5 of 2019, 2020 and 2021.
(4)	These unvested options vest in seven equal semi-annual installments on May 14 and November 14 of 2019, 2020 and 2021 and May 14, 2022.

Equity Compensation Plan Information

The following table presents information on the Company’s equity compensation plans as of December 31, 2018. All outstanding awards relate to our common stock.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Outstanding)
Equity compensation plans approved by security holders	4,540,321	$7.08	648,450
Equity compensation plans not approved by security holders	—	—	—
Total	4,540,321	$7.08	648,450

Employment Agreements and Change of Control Arrangements

Employment Agreements

The following is a summary of the employment arrangements with our named executive officers.

Daniel R. Passeri. We entered into an employment agreement with Mr. Passeri effective August 29, 2016. The initial term of the employment agreement ended on December 31, 2018, but has continued on a year-to-year basis and will continue do so unless terminated sooner pursuant to the terms of the employment agreement. Mr. Passeri’s current annual base salary is $395,000, and he is eligible for an annual incentive bonus of up to 50% of his base salary based upon achievement of performance-based objectives established by our board of directors.

If Mr. Passeri’s employment is terminated due to his death or disability, Mr. Passeri will be entitled to receive (i) any unpaid salary through the date of termination, (ii) any annual bonus earned but unpaid prior to the date of termination, (iii) reimbursement of any business expenses incurred through the date of termination, (iv) any accrued but unused vacation time, (v) all other payments, benefits or fringe benefits to which Mr. Passeri is entitled under the terms of any applicable compensation arrangement or benefit plan, and (vi) an annual bonus for the year in which such termination occurs, determined and payable as though no such termination had occurred. If Mr. Passeri’s employment is terminated without Cause or for Good Reason, he will be entitled to receive each of the benefits described in the foregoing clauses (i)-(v) and, subject to the terms and provisions of the employment agreement, a lump sum cash payment in an amount equal to (A) the annual bonus, prorated based on the number of days that Mr. Passeri is employed in such year through the date of termination plus (B) twelve (12) months of base salary. If Mr. Passeri’s employment is terminated for Cause or without Good Reason, he will be entitled to receive (i) any unpaid salary through the date of termination, (ii) reimbursement of any business expenses incurred through the date of termination, (iii) any accrued but unused vacation time, and (iv) all other payments, benefits or fringe benefits to which Mr. Passeri is entitled under the terms of any applicable compensation arrangement or benefit plan.

Under his employment agreement, Mr. Passeri is subject to confidentiality, noncompetition and nonsolicitation provisions that survive the term of his employment.

Anish Suri. We entered into an employment agreement with Mr. Suri effective April 10, 2018. The initial term of the employment agreement continues through April 26, 2020 and, unless terminated sooner pursuant to the terms of the employment agreement, continues on a year-to-year basis thereafter. Mr. Suri’s current annual base salary is $355,000, and he is eligible for an annual incentive bonus of up to 35% of his base salary based upon achievement of performance-based objectives established by our board of directors. Upon entering into the employment agreement, Mr. Suri received a one-time relocation expense allowance of up to $50,000 for expenses incurred by him in relocating to Massachusetts. Pursuant to Mr. Suri’s employment agreement, he was granted a seven-year option to purchase 250,000 shares of our common stock. Mr. Suri’s stock option becomes exercisable over four years in eight equal semi-annual installments beginning six months after the option’s date of grant.

If Mr. Suri’s employment is terminated due to his death or disability, Mr. Suri will be entitled to receive (i) any unpaid salary through the date of termination, (ii) any annual bonus for the year prior to the year in which such termination occurs that is earned but unpaid prior to the date of termination, (iii) reimbursement of any business expenses incurred through the date of termination, (iv) any accrued but unused vacation time, (v) all other payments, benefits or fringe benefits to which Mr. Suri is entitled under the terms of any applicable compensation arrangement or benefit plan, and (vi) an annual bonus for the year in which such termination occurs, determined and payable as though no such termination had occurred. If Mr. Suri’s employment is terminated without Cause or for Good Reason, he will be entitled to receive each of the benefits described in the foregoing clauses (i)-(v) and, subject to the terms and provisions of the employment agreement, a lump sum cash payment in an amount equal to (A) the annual bonus, prorated based on the number of days that Mr. Suri is employed in such year through the date of termination plus (B) six (6) months of base salary. If Mr. Suri’s employment is terminated for Cause or without Good Reason, he will be entitled to receive (i) any unpaid salary through the date of termination, (ii) reimbursement of any business expenses incurred through the date of termination, (iii) any accrued but unused vacation time, and (iv) all other payments, benefits or fringe benefits to which Mr. Suri is entitled under the terms of any applicable compensation arrangement or benefit plan.

Under his employment agreement, Mr. Suri is subject to confidentiality, noncompetition and nonsolicitation provisions that survive the term of his employment.

Colin Sandercock. We entered into an employment agreement with Mr. Sandercock effective December 4, 2017. The initial term of the employment agreement ended on December 31, 2018, but has continued on a year-to-year basis and will continue do so unless terminated sooner pursuant to the terms of the employment agreement. Mr. Sandercock’s current annual base salary is $285,000, and he is eligible for an annual incentive bonus of up to 35% of his base salary based upon achievement of performance-based objectives established by the Compensation Committee of our board of directors. Upon the completion of our initial public offering, Mr. Sandercock was granted (i) a seven-year option to purchase 150,000 shares of our common stock, which becomes exercisable over four years in eight equal semi-annual installments beginning six months after the option’s date of grant and (ii) a seven-year option to purchase 100,000 shares of our common stock, which becomes exercisable at each of the first two anniversaries of Mr. Sandercock’s hiring date upon the Compensation Committee’s determination that certain prescribed goals have been obtained.

If Mr. Sandercock’s employment is terminated due to his death or disability, Mr. Sandercock will be entitled to receive (i) any unpaid salary through the date of termination, (ii) any annual bonus earned but unpaid prior to the date of termination, (iii) reimbursement of any business expenses incurred through the date of termination, (iv) any accrued but unused vacation time, (v) all other payments, benefits or fringe benefits to which Mr. Sandercock is entitled under the terms of any applicable compensation arrangement or benefit plan, (vi) an annual bonus for the year in which such termination occurs, determined and payable as though no such termination had occurred, and (vii) three months of base salary, with such lump sum payable on the first payroll date that occurs more than 60 days after termination. If Mr. Sandercock’s employment is terminated without Cause or for Good Reason, he will be entitled to receive each of the benefits described in the foregoing clauses (i)-(v) and, subject to the terms and provisions of the employment agreement, a lump sum cash payment in an amount equal to (A) the annual bonus, prorated based on the number of days that Mr. Sandercock is employed in such year through the date of termination plus (B) six (6) months of base salary plus (C) if Mr. Sandercock elects to continue insurance under COBRA following termination, premiums for such coverage for the six-month period after termination. If Mr. Sandercock’s employment is terminated for Cause or without Good Reason, he will be entitled to receive (i) any unpaid salary through the date of termination, (ii) reimbursement of any business expenses incurred through the date of termination, (iii) any accrued but unused vacation time, and (iv) all other payments, benefits or fringe benefits to which Mr. Sandercock is entitled under the terms of any applicable compensation arrangement or benefit plan.

Under his employment agreement, Mr. Sandercock is subject to confidentiality, noncompetition and nonsolicitation provisions that survive the term of his employment.

Director Compensation

We maintain a compensation policy for our non-employee directors (the “Director Compensation Policy”) that is intended to enable us to attract and retain, on a longer term basis, high qualified non-employee directors. Pursuant to the director compensation policy, as revised on October 30, 2018, our non-employee directors receive on an annual basis a $35,000 retainer paid in cash. In addition, the chairman of the Board, if he or she is a non-employee director (the “Non-Employee Chairman”) receives an annual cash retainer of $45,000 and standing committee members receive the annual committee fees set forth below.

Audit Committee Chair:	$15,000
Audit Committee Member (other than the committee Chair):	$7,500
Compensation Committee Chair:	$10,000
Corporate Development Committee Member (other than the committee Chair):	$5,000
Corporate Development Committee Chair:	$10,000
Science and Technology Strategy Committee Member (other than the committee Chair):	$5,000
Science and Technology Strategy Committee Chair:	$10,000
Compensation Committee Member (other than the committee Chair):	$5,000
Corporate Governance and Nominating Committee Chair:	$8,000
Corporate Governance and Nominating Committee Member (other than the committee Chair):	$4,000

Upon initial appointment to the Board a non-employee director is awarded options to purchase 50,000 shares of common stock that vest and become exercisable in eight equal semi-annual installments. On the first trading day following December 31 of each year, each non-employee director other than the Non-Employee Chairman is awarded Options to purchase 8,000 shares of Common Stock and the Non-Employee Chairman is awarded options to purchase 9,600 shares of Common Stock. Such options vest and become exercisable on the first anniversary of the grant date provided the annual options awarded for 2018 service were awarded as of June 12, 2018 and the vesting date for such options was December 31, 2018.

The following table sets forth information with respect to compensation earned by or awarded to each of our independent directors who served on our board of directors during the year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation		Total ($)
Frederick Driscoll	28,750	478,084	12,000	(2)	518,834
Anthony DiGiandomenico	26,250	70,346	—		96,596
Cameron Gray	26,250	70,346	—		96,596
Peter A. Kiener	89,000	84,416	—		173,416
Christopher Marlett	26,250	70,346	—		96,596
Steven McKnight	59,000	70,346	—		129,346
Frank Morich	18,333	299,109	—		317,442
Barry Simon	70,500	70,346	—		140,846

(1)

The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see note 8 to our audited financial statements included with our annual report on Form 10-K for the year ended December 31, 2018 filed with the SEC. The following table shows the number of shares subject to outstanding option awards held by each non-employee director as of December 31, 2018:

Name	Shares Subject to Outstanding Stock Option Awards (#)
Frederick Driscoll	50,000
Anthony DiGiandomenico	8,000
Cameron Gray	8,000
Peter A. Kiener	195,520
Christopher Marlett	8,000
Steven McKnight	133,920
Frank Morich	50,000
Barry Simon	133,920

(2)

Represents cash paid for service as an independent contractor advising the Company on finance matters after the Company’s chief financial officer resigned in early 2018, but before Mr. Driscoll became a member of the Board.

PROPOSAL 2—APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO CLASSIFY THE BOARD OF DIRECTORS

General

On May 17, 2019, our Board of Directors approved an amendment to the Company’s Certificate of Incorporation to establish a classified Board of Directors initially consisting of nine members to be divided into three classes (the “Board Charter Amendment”), which is attached as Appendix A to this Proxy Statement (the “Classified Board Proposal”). Under the Board Charter Amendment, the Board shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Commencing with the first annual meeting of stockholders following the effectiveness of the Board Charter Amendment, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office or their earlier resignation or removal. Under the Board Charter Amendment, the Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class III and will assign the members of the Board of Directors to such Classes at a future date after the effectiveness of the Board Charter Amendment.

If the Board Charter Amendment is approved, the Company will implement the classified Board of Directors by filing the Board Charter Amendment with the Secretary of State of the State of Delaware to provide for the following:

•	To provide that the members of Class I will initially serve for a term expiring at the 2020 annual stockholders meeting, and will thereafter serve for a term expiring at the 2023 annual meeting.

•	To provide that the members of Class II will initially serve for a term expiring at the 2021 annual stockholders meeting, and will thereafter serve for a term expiring at the 2024 annual meeting.

•	To provide that the members of Class III will initially serve for a term expiring at the 2022 annual stockholders meeting, and will thereafter serve for a term expiring at the 2024 annual meeting.

Any vacancies on the Board which occur during the year may be filled by the Board of Directors for the remainder of the affected Class’ full term.

Delaware law provides that, if a corporation has a classified board, unless the corporation’s certificate of incorporation specifically provides otherwise, the directors may only be removed by the stockholders for cause. Our certificate of incorporation, as amended by the proposed Board Charter Amendment, would not provide for removal of directors other than for cause. Therefore, if the Classified Board Proposal is adopted, stockholders will be able to remove directors of the Company for cause, but not in other circumstances. Presently, all of the directors of the Company are elected annually and all of the directors may be removed, with or without cause, by the holders of a majority of the outstanding common stock of the Company. Unless a director is removed or resigns, three annual elections could be needed to replace all of the directors on the classified board of directors. The Board Charter Amendment may, therefore, discourage an individual or entity from acquiring a significant position in the Company’s stock with the intention of obtaining immediate control of the Board of Directors.

Reasons for the Classified Board

The Board of Directors believes that a classified Board of Directors will provide important benefits to the Company and its stockholders. Among other things, a classified Board structure will assist the Board in protecting the interests of the Company’s stockholders in the event of an unsolicited offer for the Company by encouraging any potential acquirer to negotiate directly with the Board. Without the classified Board in place, the Company is more susceptible to a third party intent on quickly taking control of, and not paying fair value for, the business and assets of the Company. A classified Board structure would allow the Board the flexibility, time and leverage it needs to evaluate the fairness of a takeover proposal, negotiate on behalf of all stockholders, and weigh alternatives in order to provide maximum value for the Company’s stockholders.

Additionally, the Classified Board Proposal is designed to assure continuity and stability in the Board of Directors and ensures that, at any given time, a majority of the directors will have had at least one full year of experience on the Board, with the opportunity to understand the intricacies of our business and management’s long-term strategies for growth.

The Board also believes that a classified board structure will prevent sudden disruptive changes to the composition of the Board and enhance long-term planning. Three-year terms provide the Company’s directors an appropriate amount of time to develop a deeper and more thorough understanding of the Company’s business, competitive environment and strategic goals. Experienced directors are better positioned to provide effective oversight and advice consistent with the best interests of the stockholders. Additionally, electing a director to a three-year term enhances the independence of a non-employee director by providing him or her with a longer term of office. This longer term provides enhanced independence from management and from special interest groups that may have an agenda contrary to the long-term interests of the Company’s stockholders generally. The Company believes that three-year terms of Board members will encourage them to take on long-term initiatives for the substantial benefit of the Company’s stockholders.

Finally, given the current corporate governance climate in which many qualified directors are declining to serve on public company boards, the Company could be placed at a competitive disadvantage in recruiting qualified director candidates if such candidates are concerned that their service could potentially be cut short after only one year.

Vote Required for Adoption

Adoption of the Classified Board Proposal requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares of common stock of the Corporation.

Board Recommendation

The Board of Directors unanimously recommends that the stockholders vote FOR the Classified Board Proposal.

PROPOSAL 3—APPROVAL OF AMENDMENT NO. 1 TO CUE BIOPHARMA, INC. 2016

OMNIBUS INCENTIVE PLAN

Background and Reasons for Amendment

In this proposal, we are asking stockholders to approve an amendment to the Cue Biopharma, Inc. 2016 Omnibus Incentive Plan (the “2016 Plan”) that specifies the number of shares of our common stock that may be issued pursuant to stock options that qualify as “incentive stock options” under Internal Revenue Code (the “Code”) Section 422 (“ISOs”). The amendment does not increase the number of shares previously approved by stockholders for issuance under the 2016 Plan for non-ISO awards or make any other substantive changes to the plan.

The 2016 Plan was originally adopted by the Board on March 23, 2016 and approved by our stockholders on May 8, 2016. The 2016 Plan was amended and restated by the Board on August 12, 2017 and approved by our stockholders on December 7, 2017 (the “2016 Plan Restatement”). Under the 2016 Plan, the Company initially reserved 2,000,000 shares of common stock for issuance to eligible employees, officers, non-employee directors, consultants, and advisors of the Company and its affiliates and the 2016 Plan Restatement reserved an additional 800,000 shares for issuance from thereunder. The 2016 Plan Restatement also provided that on the first day of each fiscal year of the Company during the period beginning in fiscal year 2018 and ending on the second day of fiscal year 2027, the number of shares of common stock authorized to be issued under the 2016 Plan will be increased by an amount equal to the lesser of (i) the number of shares necessary such that the aggregate number of shares available to be issued under the plan equals 20% of the number of fully diluted outstanding shares of the Company on such date (assuming the conversion of all outstanding shares of preferred stock and other outstanding convertible securities and exercise of all outstanding options and warrants to purchase shares) and (ii) an amount to be determined by the Company’s Board of Directors (the “Evergreen Provision”).

As of June 10, 2019, approximately 5,298,043 shares may be issued under the 2016 Plan based on the operation of the Evergreen Provision to date. Based on prior stockholder approvals, however, only 2,800,000 shares may be issued pursuant to ISOs under the 2016 Plan. Because our option awards to employees have generally been in the form of ISOs, we now have a very limited capacity to grant future awards under the 2016 Plan in the form of ISOs. The Board believes that the ability to grant options in the form of ISOs is an important feature of the Company’s equity compensation program and therefore determined that the ISO award limit under the 2016 Plan should be increased, subject to stockholder approval as required by Section 422 of the Code.

On May 17, 2019, the Board approved Amendment No. 1 to the 2016 Plan, described in this proposal (the “2016 Plan Amendment”), subject to stockholder approval. If approved by our stockholders, the 2016 Plan Amendment will provide that the number of shares that may be issued pursuant to ISOs under the Plan will be increased to match the total number of shares available for issuance under the 2016 Plan taking into account the Evergreen Provision, but with a maximum cap on the number of shares that may be awarded as ISOs, all as described further below. If Amendment No. 1 is not approved by our stockholders, the 2016 Plan (as reflected in the 2016 Plan Restatement) will continue in effect, but we will be limited in our ability to make future option awards to employees in the form of ISOs.

A copy of the 2016 Plan Restatement as amended by the 2016 Plan Amendment (the “Amended Plan”) is attached as Appendix B to this Proxy Statement. The material terms of the Amended Plan, assuming the approval of the 2016 Plan Amendment, are summarized below under the heading “Summary of Amended Plan.” This summary of the Amended Plan is not intended to be a complete description of the Amended Plan and is qualified in its entirety by the actual text of the Amended Plan, attached as Appendix B.

Summary of Amended Plan

Eligibility

As under the 2016 Plan Restatement, awards may be granted under the Amended Plan to officers, employees, nonemployee directors, consultants, and advisors of the Company and its affiliates. ISOs may be granted only to employees of the Company or its subsidiaries. As of May 1, 2019, approximately 51 individuals were eligible to receive awards under the Amended Plan (based on the flexible definition of eligible participant in the Amended Plan), including 5 executive officers and 8 nonemployee directors. However, the Company historically has granted awards under its equity compensation plans to a total of approximately 30 employees and directors, in the aggregate, in any given fiscal year.

Administration

As under the 2016 Plan Restatement, the Amended Plan may be administered by the Board or the Compensation Committee. The Board has delegated to the Compensation Committee the authority to administer the Amended Plan. The Compensation Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms and conditions of such awards.

Number of Authorized Shares

As under the 2016 Plan Restatement, the number of shares of common stock authorized for issuance under the Amended Plan will remain at 2,800,000 shares plus the shares determined under the Evergreen Provision as described above. As noted above, as of January 1, 2019 under these provisions, 5,298,043 shares were available for issuance as awards under the plan. The shares of common stock issuable under the Amended Plan will consist of authorized and unissued shares, treasury shares, or shares purchased on the open market or otherwise. The 2016 Plan Amendment makes no change to these previously approved provisions.

If stockholders approve the 2016 Plan Amendment, the number of shares that may be granted in the form of ISOs will be increased. Under the 2016 Plan Restatement, only 2,800,000 shares could be granted as ISOs. Under the Amended Plan, up to 5,298,043 shares may be granted as ISOs under the 2016 Plan effective as of May 1, 2019, subject to upward adjustment thereafter pursuant to the Evergreen Provision beginning with the 2020 fiscal year, but in no event will more than 20,000,000 shares be available for grant as ISOs.

The 2016 Plan Amendment makes no changes to the share counting or recycling provisions. As under the 2016 Plan Restatement, if any award is cancelled, terminates, expires, or lapses for any reason prior to the issuance of shares or if shares are issued under the Amended Plan and thereafter are forfeited to the Company, the shares subject to such awards and the forfeited shares will not count against the aggregate number of shares of common stock available for grant under the Amended Plan and shall again be available for grant. In addition, the following items will not count against the aggregate number of shares of common stock available for grant under the Amended Plan: (1) shares surrendered or tendered to the Company in payment of the exercise price of an Award or any taxes required to be withheld in respect of an award, (2) any award that is settled in cash rather than by issuance of shares of common stock, or (3) awards granted in assumption of or in substitution for awards previously granted by an acquired company.

Adjustments

Changes in Common Stock. As under the 2016 Plan Restatement, if (1) the number of outstanding shares of Company common stock is increased or decreased or the shares are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in the shares effected without receipt of consideration by the Company occurring after the effective date of the Amended Plan or (2) there occurs any spin-off, split-up, extraordinary cash dividend, or other distribution of assets by the Company, then the number and kinds of shares for which grants of Amended Plan awards may be made, including the limit on the number of shares that may be granted as ISOs, will be equitably adjusted by the Company. In addition, in the event of any such increase or decrease in the number of outstanding shares or other transaction described in clause (2) above, the number and kind of shares for which Amended Plan awards are outstanding and the purchase prices of outstanding options will be equitably adjusted.

Effect of Certain Transactions. As under the 2016 Plan Restatement, except as otherwise provided in an award agreement, in the event of a “corporate transaction” (as defined in the Amended Plan), the Amended Plan and the awards under it will continue in effect in accordance with their respective terms, except that after a corporate transaction either (1) each outstanding award will be treated as provided for in the agreement entered into in connection with the corporate transaction or (2) if not so provided in such agreement, each grantee will be entitled to receive for each share subject to any outstanding awards, upon exercise or payment or transfer in respect of any award, the same number and kind of stock, securities, cash, property, or other consideration that each Company stockholder was entitled to receive in the corporate transaction for one share. However, unless otherwise determined by the Board, such stock, securities, cash, property, or other consideration will remain subject to all of the terms and conditions (including performance criteria) that were applicable to the awards before the corporate transaction. Without limiting the generality of the foregoing, the treatment of outstanding options under this paragraph for a corporate transaction where the consideration paid or distributed to our stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding options upon the corporate transaction as long as, at the election of the Board, (A) the holders of affected options have been given a period of at least 15 days before the date of the consummation of the corporate transaction to exercise the options (to the extent otherwise exercisable) or (B) the holders of the affected options are paid (in cash or cash equivalents) in respect of each share covered by the option being canceled an amount equal to the excess, if any, of the per share price paid or distributed to our stockholders in the corporate transaction over the exercise price.

Types of Awards

The 2016 Plan Amendment makes no changes to the types of awards that may be granted. As under the 2016 Plan Restatement, the Amended Plan permits the granting of any or all of the following types of awards:

•

Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The Compensation Committee may grant either ISOs, which must comply with Code Section 422, or nonqualified stock options. The Compensation Committee sets exercise prices of stock options, except that options must be granted with an exercise price not less than 100% of the fair market value of our common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). (The fair market value of a share of our common stock as of May 1, 2019 was $8.42.) At the time of grant, the Compensation Committee also determines the other terms and conditions of stock options, including the quantity, vesting periods, term (which cannot exceed 10 years), and other conditions on exercise.

•

Restricted Stock, RSUs, and Other Stock-Based Awards. The Compensation Committee may grant restricted stock, which are shares of our common stock subject to specified restrictions, and RSUs, which represent the right to receive shares of our common stock in the future. These awards may be made subject to repurchase, forfeiture, or vesting restrictions at the Compensation Committee’s discretion. The restrictions may be based on continuous service with the Company or the attainment of specified performance goals, as determined by the Compensation Committee. RSUs may be paid in stock or cash, as determined by the Compensation Committee. The Compensation Committee may also grant other types of equity or equity-based awards subject to the terms and conditions of the Amended Plan and any other terms and conditions determined by the Compensation Committee.

•

Performance Awards. The Compensation Committee may grant performance awards, which entitle participants to receive a payment from the Company, the amount of which is based on the attainment of performance goals established by the Compensation Committee over a specified award period.

Performance awards may be settled in cash, stock, other awards under the Amended Plan or other property, as determined by the Compensation Committee.

Clawback

As under the 2016 Plan Restatement, all cash and equity awards granted under the Amended Plan will be subject to all applicable laws regarding the recovery of erroneously awarded compensation, any implementing rules and regulations under such laws, any policies adopted by the Company to implement such requirements, and any other compensation recovery policies as may be adopted from time to time by the Company.

Transferability

As under the 2016 Plan Restatement, awards under the Amended Plan are not transferable other than by will or the laws of descent and distribution, except that in certain instances where approved authorized by the applicable award agreement transfers may be made to or for the benefit of designated family members of the participant for no value.

Term, Termination, and Amendment of the Amended Plan

As under the 2016 Plan Restatement, unless earlier terminated by the Board, the Amended Plan will terminate on, and no further awards may be granted after, March 23, 2026 (the date that is ten years after the original effective date of the 2016 Plan). The Board may amend, suspend, or terminate the Amended Plan at any time, except that, if required by applicable law, regulation, or stock exchange rule, stockholder approval will be required for any amendment. The amendment, suspension, or termination of the Amended Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.

New Plan Benefits

As noted above, the 2016 Amendment makes no changes to the number of shares available for awards under the 2016 Plan Restatement as previously approved by stockholders. The benefits to be received by grantees in the normal course under the Amended Plan cannot be determined at this time because grants under the Amended Plan are made at the discretion of the Compensation Committee.

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the Amended Plan generally applicable to the Company and to participants in the Amended Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local, or foreign tax laws.

Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an ISO. If a participant exercises an ISO during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time). If a participant sells or otherwise disposes of the shares acquired upon exercise of an ISO after the later of (1) one year from the date the participant exercised the option or (2) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an ISO before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and ISOs, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Restricted Stock, RSUs, and Performance Awards. A participant generally will not have taxable income upon the grant of restricted stock, RSUs, or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Other Stock- or Cash-Based Awards. The U.S. federal income tax consequences of other stock- or cash- based awards will depend upon the specific terms and conditions of each award.

Tax Consequences to the Company. In the foregoing cases, we may be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code, including Code Section 162(m).

Code Section 409A. We intend that awards granted under the 2016 Plan will comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the Amended Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the Amended Plan until all tax withholding obligations are satisfied.

Vote Required for Approval

Approval of the 2016 Plan Amendment requires the affirmative vote of the holders of a majority of the voting power of the voting stock present in person or represented by proxy and entitled to vote thereon.

Board Recommendation

The Board unanimously recommends that the stockholders vote FOR Proposal 3.

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholder Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed RSM US LLP (“RSM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2019. We are presenting this selection to our stockholders for ratification at the annual meeting.

RSM audited our financial statements for 2018. Representatives of RSM are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Change in Auditor

In 2018, the Audit Committee with the assistance of management, performed an evaluation of our previous auditor, Gumbiner Savett Inc. (“Gumbiner Savett”), as well as other firms, including RSM. As a result of this process, on June 21, 2018, the Audit Committee dismissed Gumbiner Savett as the Company’s independent registered public accounting firm and approved the appointment of RSM US LLP as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2018.

Gumbiner Savett served as our independent auditor for the fiscal years ended December 31, 2016 and December 31, 2017. The reports of Gumbiner Savett on our consolidated financial statements for the fiscal years ended December 31, 2016 and December 31, 2017 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles, except that Gumbiner Savett’s report on the Company’s financial statements for the year ended December 31, 2016 contained an explanatory paragraph stating that there was substantial doubt as to the Company’s ability to continue as a going concern. During the fiscal years ended December 31, 2016 and December 31, 2017 and through June 21, 2018 there were no disagreements with Gumbiner Savett on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Gumbiner Savett would have caused Gumbiner Savett to make reference to the subject matter of the disagreements in their reports on the financial statements for such years. During the fiscal years ended December 31, 2016 and December 31, 2017 and through June 21, 2018, there were reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). As previously reported in the registration statement on Form S-1 for the Company’s initial public offering and in its Annual Report on Form 10-K for the year ended December 31, 2017, in connection with the audit of the Company’s financial statements as of and for the year ended December 31, 2016, the Company identified a material weakness in its internal control over financial reporting. The material weakness, which the Company has since remediated, related to a lack of effective controls to adequately restrict access and segregation of duties, specifically due to the limited number of staff in the Company’s accounting function.

During our fiscal years ended December 31, 2016 and December 31, 2017, neither the Company, nor anyone on our behalf, consulted RSM with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us nor oral advice was provided to us that RSM concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The following tables set forth the aggregate fees billed or expected to be billed by RSM and Gumbiner Savett Inc. (“Gumbiner Savett”), respectively, for audit and non-audit services related to 2018 and 2017, including “out-of-pocket” expenses incurred in rendering these services. The nature of the services provided for each category is described following the tables.

RSM US LLP
Fee Category	2018	2017
Audit Fees(1)	$287,513	—
Audit-Related Fees	$21,000	—
Tax Fees	—	—
All Other Fees	—	—

Total	$308,513	—

Gumbiner Savett Inc.
Fee Category	2018	2017
Audit Fees(1)	$45,155	$156,745
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$45,155	$156,745

(1)	Audit fees include fees for professional services rendered for the audit of our annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires that all services to be provided by the Company’s independent public accounting firm, including audit services and permitted non-audit services, to be pre-approved by the Audit Committee. The Audit Committee pre-approved all services provided by Gumbiner Savett and RSM during 2018.

Vote Required for Approval

Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the voting power of the voting stock present in person or represented by proxy and entitled to vote thereon. If our stockholders fail to ratify the selection of RSM as the independent registered public accounting firm for 2019, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

Board Recommendation

The Board unanimously recommends that the stockholders vote FOR ratification of the appointment of RSM as our independent registered public accounting firm for 2019.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 2017, our Board of Directors adopted a written policy with regard to related person transactions, which sets forth our procedures and standards for the review, approval or ratification of any transaction required to be reported in our filings with the SEC or in which one of our executive officers or directors has a direct or indirect material financial interest, with limited exceptions. Our policy is that the Corporate Governance and Nominating Committee shall review the material facts of all related person transactions (as defined in the related person transaction approval policy) and either approve or disapprove of the entry into any related person transaction. In the event that obtaining the advance approval of the Corporate Governance and Nominating Committee is not feasible, the Corporate Governance and Nominating Committee shall consider the related person transaction and, if the Corporate Governance and Nominating Committee determines it to be appropriate, may ratify the related person transaction. In determining whether to approve or ratify a related person transaction, the Corporate Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms comparable to those available from an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. If our Board of Directors finds that a conflict of interest exists, then it will determine the appropriate action or remedial action, if any. Our Board of Directors approves or ratifies a transaction if it determines that the transaction is in, or is not inconsistent with, our best interests and the best interest of our stockholders.

Other than compensation agreements and other arrangements, which are described under the heading “Compensation And Other Information Concerning Directors And Officers” beginning on page 25, in 2018 there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate families had or will have a direct or indirect material interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based solely on our review of the copies of the reports that we received and written representations that no other reports were required, we believe that our executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements on a timely basis during 2018, except that Anthony DiGiandomenico failed to file timely a single Form 4 with respect to the purchase of shares of common stock in the open market.

OTHER BUSINESS

The Board knows of no business that will be presented for consideration at the Annual Meeting other than those items stated above. If any other business should properly come before the Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 6, 2019

The proxy statement and annual report to stockholders are available at www.proxypush.com/CUE.

A copy of the Company’s Annual Report for the fiscal year ended December 31, 2018 is available without charge upon written request to: Secretary, Cue Biopharma, Inc., P.O. Box 390509, Cambridge, Massachusetts 02139.

APPENDIX A

Certificate of Amendment to Amended and Restated Certificate

of Incorporation

See attached.

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

CUE BIOPHARMA, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST:            Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of Amended and Restated Certificate of Incorporation amends and restates Section 4.03 of this corporation’s Amended and Restated Certificate of Incorporation to read in its entirety as follows:

SECTION 4.03. Election of Directors; Term: The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the Corporation. Unless required by the Bylaws, the election of the Board of Directors need not be by written ballot. Except for any directors elected by the holders of any series of Preferred Stock pursuant to a Preferred Stock Designation as provided in such Preferred Stock Designation, the members of the Board of Directors shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Class I directors shall initially serve until the first annual meeting of stockholders following the effectiveness of this Article IV Section 4.03; Class II directors shall initially serve until the second annual meeting of stockholders following the effectiveness of this Article IV Section 4.03; and Class III directors shall initially serve until the third annual meeting of stockholders following the effectiveness of this Article IV Section 4.03. Commencing with the first annual meeting of stockholders following the effectiveness of this Article IV Section 4.03, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office or their earlier resignation or removal. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III.

SECOND:            The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

A-2

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this              day of                     , 2019.

CUE BIOPHARMA, INC.

By:
Daniel R. Passeri, Chief Executive Officer

A-3

APPENDIX B

Amended Plan

See attached.

B-1

Amendment No. 1 to the

Cue Biopharma, Inc. 2016 Omnibus Equity Incentive Plan

This Amendment No. 1 (“Amendment”), dated May 17, 2019, of the 2016 Omnibus Equity Incentive Plan, as amended (the “Existing Plan”; as amended hereby, the “Plan”), of Cue Biopharma, Inc., a Delaware corporation (the “Company”), is made and adopted by the Company, subject to approval of the stockholders of the Company.

Statement of Purpose

The Existing Plan was originally approved by the Company’s Board of Directors (the “Board”) on March 23, 2016 and approved by our stockholders on May 8, 2016, initially becoming effective on such date. The 2016 Plan was amended and restated by the Board on August 12, 2017 and approved by the Company’s stockholders on December 7, 2017. The Board may amend the Existing Plan at any time, pursuant to and subject to Section 5.2 of the Existing Plan, contingent on approval by the stockholders of the Company, if stockholder approval is required by applicable law or applicable securities exchange listing requirements. The Board has determined that it is advisable and in the best interest of the Company to amend the Existing Plan to increase the number of shares of the Company’s common stock, par value $0.001, authorized for issuance under the Existing Plan as “incentive stock options” within the meaning of Internal Revenue Code (the “Code”) Section 422 (“ISOs”) by 2,498,043 shares, and to make the other changes to the Existing Plan described in this Amendment.

NOW, THEREFORE, the Existing Plan is hereby amended as follows, subject to approval by the stockholders of the Company:

1.                Capitalized Terms. All capitalized terms used and not defined herein shall have the meanings given thereto in the Existing Plan.

2.                Amendment of Section 4.3.1 of Existing Plan. Section 4.3.1 of the Existing Plan is hereby deleted in its entirety and replaced with the following:

“4.3.1                Incentive Stock Options

Subject to adjustment under Section 14, 5,300,000 Shares available for issuance under the Plan shall be available for issuance as Incentive Stock Options (the “ISO Limit”), effective as of May 17, 2019, subject to stockholder approval; provided, however, that on the first day of each fiscal year of the Company during the period beginning in fiscal year 2020 and ending on the second day of fiscal year 2027, the ISO Limit shall be increased by a number of Shares equal to any increase of the total number of Shares authorized to be issued under the Plan pursuant to Section 4.1 hereof; provided, further, that in no event shall the ISO Limit be greater than 20,000,000 Shares.”

3.                Reference to and Effect on the Plan. The Plan, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

4.                Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

Effective this 17 day of May 2019.

B-2

ANNUAL MEETING OF CUE BIOPHARMA, INC.

Date:	Tuesday, August 6, 2019
Time:	9:00 a.m. (Local Time)
Place:	21 Erie Street, Cambridge, Massachusetts 02139

Please make your marks like this:    ☒  Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR each of the director nominees listed in proposal 1 and FOR proposals 2, 3 and 4.

1:	To elect nine nominees to the board of directors.

Nominees:
	(01) Daniel R. Passeri	(06) Steven McKnight

	(02) Peter A. Kiener	(07) Barry Simon

	(03) Anthony DiGiandomencio	(08) Frederick Driscoll
	(04) Cameron Gray	(09) Frank Morich
(05) Christopher Marlett

Vote For All Nominees	Withhold Vote From All Nominees	Vote For All Except
☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Vote For All Except” box and write the number(s) in the space provided to the right.

		For	Against	Abstain

2:	To ratify the selection of RSM US LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2019.	☐	☐	☐

3:	To approve an amendment to the Company’s Certificate of Incorporation to establish a classified Board of Directors initially consisting of nine members to be divided into three classes.	☐	☐	☐

4:	To approve Amendment No. 1 to the Cue Biopharma, Inc. 2016 Omnibus Incentive Plan, which increases the number of shares that may be issued pursuant to incentive stock options thereunder.	☐	☐	☐

	To attend the meeting and vote your shares in person, please mark this box.		☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Annual Meeting of Cue Biopharma, Inc.

to be held on Tuesday, August 6, 2019

for Holders as of June 10, 2019

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

Go To	Call
www.proxypush.com/cue	866-474-7505

•	Cast your vote online 24 hours a day/7 days a week.	OR	•	Use any touch-tone telephone toll-free 24 hours a day/7 days a week.
•	Have your Proxy Card/Voting Instructions Form ready.	MAIL	• •	Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions.
•	View Meeting Documents.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Daniel R. Passeri and Colin Sandercock and each or either of them, as the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Cue Biopharma, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys-in-fact to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2, 3 AND 4. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

All votes must be received by 5:00 P.M., Eastern Time, August 5, 2019.

PROXY TABULATOR FOR CUE BIOPHARMA, INC. c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903

EVENT # CLIENT #